Exhibit 99.1
NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

AND

DECLARES SPECIAL CASH DIVIDEND

Newton, Kansas, Thursday, January 9, 2020…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2020 fiscal year third quarter ended December 1, 2019. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, the results of operations for the Electronics Business in the prior year are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated, and prior periods in such discussion have been restated to reflect results excluding the Electronics Business.

A live audio webcast, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/qote4j37 at 11:00 a.m. EST on Thursday, January 9, 2020. The presentation materials will also be available at approximately 9:00 a.m. EST on Thursday, January 9, 2020 at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $15,847,000 for the 2020 fiscal year third quarter ended December 1, 2019 compared to $12,853,000 for the 2019 fiscal year third quarter ended November 25, 2018 and $13,723,000 for the 2020 fiscal year second quarter ended September 1, 2019. Park’s net sales from continuing operations for the nine months ended December 1, 2019 were $44,520,000 compared to $34,457,000 for the nine months ended November 25, 2018. Net earnings from continuing operations for the 2020 fiscal year third quarter were $2,806,000 compared to $2,078,000 for the 2019 fiscal year third quarter and $2,052,000 for the 2020 fiscal year second quarter. Net earnings from continuing operations were $7,572,000 for the current year’s first nine months compared to $4,718,000 for last year’s first nine months.

EBITDA from continuing operations for the 2020 fiscal year third quarter was $3,622,000 compared to $2,948,000 for the 2019 fiscal year third quarter and $2,406,000 for the 2020 fiscal year second quarter. EBITDA from continuing operations for the current year’s first nine months was $9,400,000 compared to $5,997,000 for last year’s first nine months.

For the nine months ended December 1, 2019, Park reported net earnings from continuing operations before special items of $7,716,000 compared to $3,930,000 for last fiscal year’s first nine months. In the 2020 fiscal year’s first nine months, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the electronics business. The 2019 fiscal year’s first nine months included the one-time tax benefit of $788,000 related to the Tax Cuts and Jobs Act enacted in December 2017.

Park reported basic and diluted earnings per share from continuing operations of $0.14 for the 2020 fiscal year third quarter compared to $0.10 for the 2019 fiscal year third quarter and $0.10 for the 2020 fiscal year second quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.37 for the 2020 fiscal year’s first nine months compared to $0.23 for the 2019 fiscal year’s first nine months. Basic earnings per share from continuing operations before special items were $0.38 for the 2020 fiscal year’s first nine months compared to $0.19 for 2019 fiscal year’s first nine months. Diluted earnings per share from continuing operations before special items were $0.37 for the 2020 fiscal year’s first nine months compared to $0.19 for 2019 fiscal year’s first nine months.

SPECIAL CASH DIVIDEND

Park announced that its Board of Directors has declared a special cash dividend of $1.00 per share payable February 20, 2020 to shareholders of record at the close of business on January 21, 2020. The total amount of this special dividend will be approximately $20.5 million.

Including this special dividend and the regular quarterly dividend of $0.10 per share payable February 4, 2020 to shareholders of record on January 2, 2020, the Company has paid a total of approximately $536 million, or $26.15 per share, of cash dividends since the Company’s 2005 fiscal year.

***

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 1627957.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST on Thursday, January 9, 2020 through 11:59 p.m. EST on Wednesday, January 15, 2020. The conference call replay will be available at https://edge.media-server.com/mmc/p/qote4j37. It can also be accessed by dialing 855-859-2056 in the United States and Canada, and 404-537-3406 in other countries. The required passcode for accessing the replay by phone is 1627957.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax charges and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures including EBITDA and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com.

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	December 1, 2019	November 25, 2018	September 1, 2019	December 1, 2019	November 25, 2018
Sales	$15,847	$12,853	$13,723	$44,520	$34,457

Net Earnings before Special Items[1]	$2,806	$2,078	$2,052	$7,716	$3,930
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	-	-	(144)	-
Tax Cut and Jobs Act	-	-	-	-	788
Net Earnings from Continuing Operations	$2,806	$2,078	$2,052	$7,572	$4,718

(Loss) Earnings from Discontinued Operations, Net of Tax	$(360)	$1,613	$83	$(404)	$4,841

Net Earnings	$2,446	$3,691	$2,135	$7,168	$9,559

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.14	$0.10	$0.10	$0.38	$0.19
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	(0.01)	-
Tax Cut and Jobs Act	-	-	-	-	0.04
Basic Earnings per Share from Continuing Operations	$0.14	$0.10	$0.10	$0.37	$0.23

Basic (Loss) Earnings per Share from Discontinued Operations	(0.02)	0.08	0.01	(0.02)	0.24

Basic Earnings per Share	$0.12	$0.18	$0.11	$0.35	$0.47

Diluted Earnings before Special Items[1]	$0.14	$0.10	$0.10	$0.37	$0.19
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	-
Tax Cut and Jobs Act	-	-	-	-	0.04
Diluted Earnings per Share from Continuing Operations	$0.14	$0.10	$0.10	$0.37	$0.23

Diluted (Loss) Earnings per Share from Discontinued Operations	(0.02)	0.08	-	(0.02)	0.24

Diluted Earnings per Share	$0.12	$0.18	$0.10	$0.35	$0.47

Weighted Average Shares Outstanding:
Basic	20,518	20,278	20,499	20,503	20,258
Diluted	20,617	20,352	20,601	20,601	20,343

 1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	December 1, 2019	March 3, 2019
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$144,166	$151,624
Accounts Receivable, Net	10,194	9,352
Inventories	3,936	5,267
Prepaid Expenses and Other Current Assets	1,703	1,690
Total Current Assets	159,999	167,933

Fixed Assets, Net	14,011	10,791
Operating Right-of-use Assets	453	-
Other Assets	10,095	10,127
Total Assets	$184,558	$188,851

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,010	$3,169
Accrued Liabilities	2,039	2,920
Income Taxes Payable	1,737	5,066
Operating Lease Liability	152	-
Total Current Liabilities	5,938	11,155

Long-term Operating Lease Liability	301	-
Non-current Income Taxes Payable	15,986	17,669
Deferred Income Taxes	103	-
Other Liabilities	1,067	1,016
Total Liabilities	23,395	29,840

Shareholders’ Equity	161,163	159,011

Total Liabilities and Shareholders' Equity	$184,558	$188,851

Additional information
Equity per Share	$7.85	$7.84

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	December 1, 2019	November 25, 2018	September 1, 2019	December 1, 2019	November 25, 2018

Net Sales	$15,847	$12,853	$13,723	$44,520	$34,457

Cost of Sales	10,825	8,569	9,910	30,881	24,176

Gross Profit	5,022	4,284	3,813	13,639	10,281
% of net sales	31.7%	33.3%	27.8%	30.6%	29.8%

Selling, General & Administrative Expenses	1,949	1,983	1,914	5,785	6,200
% of net sales	12.3%	15.4%	13.9%	13.0%	18.0%

Earnings from Continuing Operations	3,073	2,301	1,899	7,854	4,081

Interest and Other Income:
Interest Income	802	393	863	2,613	1,090

Earnings from Continuing Operations before Income Taxes	3,875	2,694	2,762	10,467	5,171

Income Tax Provision	1,069	616	710	2,895	453

Net Earnings from Continuing Operations	2,806	2,078	2,052	7,572	4,718
% of net sales	17.7%	16.2%	15.0%	17.0%	13.7%

(Loss) Earnings from Discontinued Operations, Net of Tax	(360)	1,613	83	(404)	4,841

Net Earnings	$2,446	$3,691	$2,135	$7,168	$9,559
% of net sales	15.4%	28.7%	15.6%	16.1%	27.7%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended December 1, 2019			13 Weeks Ended November 25, 2018			13 Weeks Ended September 1, 2019
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$1,949	$-	$1,949	$1,983	$-	$1,983	$1,914	$-	$1,914
% of net sales	12.3%		12.3%	15.4%		15.4%	13.9%		13.9%

Earnings from Continuing Operations	3,073	-	3,073	2,301	-	2,301	1,899	-	1,899
% of net sales	19.4%		19.4%	17.9%		17.9%	13.8%		13.8%

Net Interest and Other Income	802	-	802	393	-	393	863	-	863
% of net sales	5.1%		5.1%	3.1%		3.1%	6.3%		6.3%

Earnings from Continuing Operations before Income Taxes	3,875	-	3,875	2,694	-	2,694	2,762	-	2,762
% of net sales	24.5%		24.5%	21.0%		21.0%	20.1%		20.1%

Income Tax Provision	1,069	-	1,069	616	-	616	710	-	710
Effective Tax Rate	27.6%		27.6%	22.9%		22.9%	25.7%		25.7%

Net Earnings from Continuing Operations	2,806	-	2,806	2,078	-	2,078	2,052	-	2,052
% of net sales	17.7%		17.7%	16.2%		16.2%	15.0%		15.0%

(Loss) Earnings from Discontinued Operations, Net of Tax	(360)		(360)	1,613	(1,565)	48	83	-	83
% of net sales	-2.3%		-2.3%	12.5%		0.4%	0.6%		0.6%

Net Earnings	2,446	-	2,446	3,691	(1,565)	2,126	2,135	-	2,135
% of net sales	15.4%		15.4%	28.7%		16.5%	15.6%		15.6%

Earnings from Continuing Operations			3,073			2,301			1,899
Addback non-cash expenses:
Depreciation			410			453			366
Stock Option Expense			139			194			141
EBITDA			3,622			2,948			2,406

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	39 Weeks Ended December 1, 2019			39 Weeks Ended November 25, 2018
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Continuing Operations	$7,854	$-	$7,854	$4,081	$-	$4,081
% of net sales	17.6%		17.6%	11.8%		11.8%

Net Interest and Other Income	2,613	-	2,613	1,090	-	1,090
% of net sales	5.9%		5.9%	3.2%		3.2%

Earnings from Continuing Operations before Income Taxes	10,467	-	10,467	5,171	-	5,171
% of net sales	23.5%		23.5%	15.0%		15.0%

Income Tax Provision (Benefit)	2,895	(144)	2,751	453	788	1,241
Effective Tax Rate	27.7%		26.3%	8.8%		24.0%

Net Earnings from Continuing Operations	7,572	144	7,716	4,718	(788)	3,930
% of net sales	17.0%		17.3%	13.7%		11.4%

(Loss) Earnings from Discontinued Operations, Net of Tax	(404)	-	(404)	4,841	(1,026)	3,815
% of net sales	-0.9%		-0.9%	14.0%		11.1%

Net Earnings	7,168	144	7,312	9,559	(1,814)	7,745
% of net sales	16.1%		16.4%	27.7%		22.5%

Earnings from Operations			7,854			4,081
Addback non-cash expenses:
Depreciation			1,142			1,322
Stock Option Expense			404			594
EBITDA			9,400			5,997